UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 21, 2012

ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 21, 2012, Orbital Sciences Corporation (the “Company”) announced its consolidated financial results for the fourth quarter and full year 2011.  A copy of the company’s press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 15, 2012, Edward F. Crawley notified the Company of his resignation from the Board of Directors of the Company, effective immediately.  Dr. Crawley’s resignation did not result from any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Dr. Crawley served as a director of the Company for nine years, and we are grateful for his exceptional dedication and service to the Company and its stockholders.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Orbital Sciences Corporation Earnings Press Release dated February 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: February 21, 2012	By: /s/ Garrett E. Pierce Garrett E. Pierce Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Orbital Sciences Corporation Earnings Press Release dated February 21, 2012.